SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549
                                   FORM 8-K/A
                               FIRST AMENDMENT TO
                                 CURRENT REPORT
                           ON FORM 8-K



             Pursuant to Section 13 or 15(d) of the
               Securities and Exchange Act of 1934



Date of Report :  September 9, 1996
                 ------------------

(Date of earliest event reported): (May 7, 1996 )
                                   --------------



                         MANAGEMENT TECHNOLOGIES, INC.
                         -----------------------------

             (Exact name of Registrant as specified in its Charter)


                                    NEW YORK
                                    --------

                 (State or other jurisdiction of incorporation)
                        0-17206               13-3029797
                        -------               ----------

             Commission File No.     I.R.S. Employer Identification


                    630 Third Avenue, New York, NY     10017
                    ------------------------------     -----

             Address of principal executive offices       Zip Code



                                 (212) 557-0022
                                 --------------

               Registrant's telephone number, including area code
ITEM 5.  OTHER EVENTS


     Management Technologies, Inc. (the "Company") placed $800,000 and $111,111 of its Series E 9% convertible debenture (the "Series E Debenture"), maturing December 31, 1997, with AT Investments S.A.("ATI"), on May 7, 1996 and July 9, 1996, respectively, pursuant to resolutions of the Company's Board of Directors. The Series E Debenture is convertible at the lower of $.60 per share or 62.5% of the average closing bid for the market price of the Company's stock as traded on the Over-the-Counter market for a five (5) consecutive business days immediately preceding the conversion date.
     In addition, the Company agreed to pay Mr. Albert Taubi a $88,000 commission as compensation for arranging the placement of $800,000 of its Series E Debenture and a $11,000 commission as compensation for arranging the placement of $111,000 of its Series E Debenture. Mr. Albert Taubi and AT Investments S.A. are not affiliates of the Company.
     The following E debentures have been presented for conversion:
     CONVERSION DATE                        AMOUNT       CONVERSION SHARES
     June 27, 1996                     $200,000.00                 426,666
     July 23, 1996                     $250,000.00                 666,666
     July 24, 1996                     $350,000.00                 886,076
     September 5, 1996                 $111,000.00                 411,826
     September 5, 1996                  $13,906.85                  54,516

ITEM 7.  EXHIBITS

10.203 Copy of 9% Convertible E Debenture issued to ATI dated May 7, 1996, incorporated by reference to exhibit likewise numbered to the Company's current report on From 8-K dated July 15, 1996.
10.204 Copy of an Offshore Securities Subscription Agreement with ATI dated May 7, 1995, incorporated by reference to exhibit likewise numbered to the Company's current report on From 8-K dated July 15, 1996.
                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                              MANAGEMENT TECHNOLOGIES, INC.
                              -----------------------------

                              (Registrant)


                              /s/ Peter Morris
                                 -------------------------------

                              Peter Morris
                              President & Chief Operating Officer


Dated:    New York, New York